UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2009
Hiland Partners, LP
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51120 (Commission File Number)	71-0972724 (IRS Employer Identification No.)
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (580) 242-6040
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On October 27, 2009, Hiland Partners, LP, a Delaware limited partnership (the “Partnership”), announced that it had entered into Amendment No. 1 (the “Amendment”), dated October 26, 2009, to the Agreement and Plan of Merger (the “Agreement”) dated as of June 1, 2009, with HH GP Holding, LLC, an Oklahoma limited liability company and an affiliate of Harold Hamm (“Parent”), HLND MergerCo, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Parent Parties”), and Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership, under which Merger Sub will be merged with and into the Partnership, with the Partnership continuing as the surviving entity (the “Merger”).
     Under the terms of the Amendment, the end date of the Agreement was extended from November 1, 2009 until November 6, 2009. The board of directors of the general partner of the Partnership, upon the recommendation of its conflicts committee, amended the Agreement to allow the board of directors and the conflicts committee additional time to consider, among other things, the recently announced proposal by Harold Hamm to amend the Agreement to increase the merger consideration payable thereunder to common unitholders of the Partnership from $7.75 to $10.00 per common unit and to further extend the end date of the Agreement as necessary to consummate the Merger.
     The Parent Parties’ obligation to effect the Merger is conditioned upon, among other things, the simultaneous consummation of the merger contemplated in the Agreement and Plan of Merger (the “Hiland Holdings Agreement”) entered into by Parent, HPGP MergerCo, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Holdings Merger Sub”), Hiland Holdings GP, LP (“Hiland Holdings”), and Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of Holdings, under which Holdings Merger Sub will be merged with and into Hiland Holdings, with Hiland Holdings continuing as the surviving entity. On October 27, 2009, Hiland Holdings announced that it had entered into Amendment No. 1 to the Hiland Holdings Agreement (the “Hiland Holdings Amendment”) to extend the end date of the Hiland Holdings Agreement from November 1, 2009 until November 6, 2009.
     The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is attached as Exhibit 2.1 hereto, and the Agreement, which is attached as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2009.

Item 7.01.	Regulation FD Disclosure
     On October 27, 2009, the Partnership and Hiland Holdings issued a joint press release announcing that they had entered into the Amendment and the Holdings Amendment, respectively, and that each of the Partnership and Hiland Holdings had adjourned their respective special meeting of unitholders scheduled for October 27, 2009 to November 3, 2009. A copy of the press release is attached as Exhibit 99.1 hereto.
     The statements included in this Current Report on Form 8-K regarding any transaction with Harold Hamm and his affiliates, including statements about potential amendments to each of the merger agreements and statements about the intentions Mr. Hamm expressed in his proposal letters, are forward-looking statements. These statements involve risks and uncertainties, including, but not limited to, actions by regulatory authorities, market conditions, the Hiland Companies’ financial results and performance, satisfaction of closing conditions, actions by any other bidder and other factors detailed in risk factors and elsewhere in Hiland Partners’ and Hiland Holdings’ Annual Reports on Form 10-K and other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Hiland Companies disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Amendment No. 1, dated October 26, 2009, to the Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, HH GP Holding, LLC and HLND MergerCo, LLC.

99.1	Joint Press Release issued by Hiland Partners, LP and Hiland Holdings GP, LP on October 27, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP
By:	Hiland Partners GP, LLC, its General Partner
By:	/s/ Matthew S. Harrison
	Name:	Matthew S. Harrison
	Title:	Chief Financial Officer, Vice President—Finance and Secretary

October 27, 2009

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